UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2006

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2006, Martek Biosciences Corporation (the "Company") entered into a letter agreement with Mr. Henry "Pete" Linsert, Jr. The terms of the letter agreement are effective July 1, 2006, upon the retirement of Mr. Linsert as the Company’s Chief Executive Officer, and provide that Mr. Linsert will serve as an employee of the Company in a non-executive capacity reporting to the President and Chief Executive Officer for the period from July 1, 2006, through June 30, 2007. The letter agreement provides that Mr. Linsert’s compensation will initially be $285,000 per year, subject to adjustment if Mr. Linsert devotes more than one-half of his working time to the business of the Company. Mr. Linsert will continue to receive benefits, and, subject to action by the Board of Directors, he will be eligible for bonus awards and stock incentive payments. During the term of the letter agreement, Mr. Linsert will not receive the fees paid to the non-employee members of the Board.

It is expected that Mr. Linsert will concentrate his efforts on corporate and business development activities of the Company in addition to his role as Chairman of the Board of Directors of the Company.

The letter agreement supersedes and terminates the Company’s employment agreement with Mr. Linsert dated May 4, 1990 (the "Employment Agreement"), which is Exhibit 10.03 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended October 31, 2005, with the exception of Section 2 of the Employment Agreement regarding competition and confidential information, which will continue during the term of the letter agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On May 18, 2006, the Company entered into a letter agreement that superseded the Employment Agreement. The disclosure contained in Item 1.01 above is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2006, the Board of Directors increased the size of the Board of Directors and appointed Mr. Steve Dubin, the Company’s President, to the vacancy created by that increase, effective July 1, 2006, at which time Mr. Dubin will also become the Company’s Chief Executive Officer. Mr. Dubin will join the Board as a Class II director, with a term of office expiring at the 2009 Annual Meeting of Stockholders.

Mr. Dubin joined Martek in 1992, where he has served in various management positions, including President, CFO, Treasurer, Secretary, General Counsel and Senior Vice President of Business Development. In 2000, he moved to a part-time position of Senior Advisor—Business Development, a role he filled until his election to President of the Company in September 2003. He also spent time during 2000 through 2003 co-founding and co-managing a Maryland-based, angel-investing club that funds early-stage, high-potential businesses. He was also "Of Counsel" to the law firm Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. during part of 2001 and 2002. Prior to 1992, Mr. Dubin worked in the financing and management of early-stage businesses and, over a period of 12 years, served in various positions at Suburban Bank, now part of Bank of America, including Vice President and Treasurer of their venture capital subsidiary, Suburban Capital Corporation. Mr. Dubin received a B.S in accounting from the University of Maryland and a Juris Doctor degree from the George Washington University. Mr. Dubin is a Certified Public Accountant and a member of the Maryland Bar.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

May 24, 2006	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer and Treasurer